SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 14, 2013 (May 10, 2013)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 10, 2013, Synovus Bank (“Synovus Bank”), a wholly owned subsidiary of Synovus Financial Corp. (the “Company”), assumed from the Federal Deposit Insurance Corporation approximately $54 million in total deposits, including all uninsured deposits, of Sunrise Bank, an affiliate of Capitol Bancorp Limited (“Sunrise Bank”). The deposits were acquired at no premium. In addition to assuming all of the deposits, Synovus Bank agreed to purchase approximately $13.2 million of assets of Sunrise Bank, which consisted primarily of cash and cash equivalents.

Synovus Bank did not acquire any of Sunrise Bank’s loans other than those secured by the deposits that were assumed by Synovus Bank and credit card receivables. In addition, Synovus Bank did not acquire the real estate or banking facilities of Sunrise Bank. Synovus Bank expects to transfer banking services from the former Sunrise Bank locations to branches of the Synovus Bank divisions in the following markets after June 10, 2013: Atlanta (Bank of North Georgia), Jeffersonville (CB&T of Middle Georgia), and Valdosta (First State Bank and Trust Company).

A copy of the press release issued by Synovus Bank is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Press release issued by Synovus Bank dated May 10, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: May 14, 2013	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher Executive Vice President, General Counsel and Secretary